SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2004

ALEXION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27756	13-3648318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On July 20, 2004, the Company announced that it received written confirmation from the U.S. Food and Drug Administration (“FDA”) indicating agreement with two protocols for a clinical trial of its investigational drug eculizumab for treatment of the chronic orphan blood disorder Paroxysmal Nocturnal Hemoglobinuria under the FDA’s Special Protocol Assessment process. A copy of the press release issued by the Company relating thereto is filed herewith as Exhibit 99.1.

On July 20, 2004, the Company announced that it and its collaboration partner for pexelizumab, Procter & Gamble Pharmaceuticals, Inc., have initiated patient enrollment for the PRIMO-CABG-2 trial in patients undergoing coronary artery bypass graft surgery. The Company also announced that enrollment was initiated in the APEX-AMI trial in patients experiencing acute myocardial infarction treated with primary percutaneous intervention. A copy of the press release issued by the Company relating thereto is filed herewith as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated July 20, 2004.

99.2	Press Release dated July 20, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: July 20, 2004	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I.H. Dubin
	Title:	Vice President and General Counsel

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